Exhibit (d)(4)

SUBSCRIPTION AGREEMENT

New Frontier Energy, Inc.
1789 W. Littleton Blvd.
Littleton, Colorado  80120-0298

Ladies and Gentlemen:

The undersigned (the “Investor”) is writing to advise you of the following terms and conditions under which the undersigned hereby offers to subscribe (the "Offer") for the securities of this private placement (the “Offering”) offered by New Frontier Energy, Inc., a Colorado corporation (the “Company”) pursuant to this subscription agreement (the “Subscription Agreement”).  The Securities are being offered directly by the Company and Westminster Securities Corp. as the exclusive placement agent for the Offering (“Placement Agent”).  The Company is issuing units, with each $50,000 Unit consisting of: (i) 500 shares of Series C 2.5% Cumulative Convertible Preferred Stock, $100.00 stated value (the “Series C Preferred Stock”), convertible into shares (the “Shares”) of $0.001 par value common stock of the Company (“Common Stock”) at $1.05 per share, (ii) warrants to purchase 47,619 shares of Common Stock at a purchase price of $1.50 per share (the “AC Warrants”), and (iii) warrants to purchase 23,810 shares of Common Stock at a purchase price of $2.00 per share (the “BC Warrants”).  Dividends on the Series C Preferred Stock are payable in cash or, at the Company’s election and subject to certain conditions, in shares of Common Stock valued at the conversion price of the Series C Preferred Stock then in effect (the “Dividend Shares”). The Series C Preferred Stock, the AC Warrants and the BC Warrants shall be collectively referred to as the “Units” or the “Securities.”  The shares of Common Stock issuable upon the exercise of the AC Warrants and the BC Warrants are referred to as the “Warrant Shares.”  The Shares, Warrant Shares, and Dividend Shares (if applicable) shall be collectively referred to as the “Underlying Shares”.

The rights, preferences and privileges of the Series C Preferred Stock are as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (the “Certificate of Designation”) in the form attached hereto as Exhibit A.  The AC Warrants are substantially in the form attached hereto as Exhibit B.  The BC Warrants are substantially in the form attached hereto as Exhibit C.  The Company’s Form 10-KSB for the fiscal year ended February 28, 2006, Form 10-QSB for the quarter ended May 31, 2006 and Form 10-QSB for the quarter ended August 31, 2006 are attached hereto as Exhibits D, E and F, respectively.

The Company may issue a minimum of $10,000,000 of Units (the “Minimum Offering”) and up to $20,000,000 of Units (the “Maximum Offering”) in this offering (the “Offering”).  The Company may also sell up to an additional $3,000,000 in Units, representing an over-allotment allowance in the event the Offering is oversubscribed.  The undersigned understands that the Units are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), provided by Section 4(2) of the Act.  As such, the Units, the Shares and Warrant Shares are "restricted securities."

The Units are being offered on a “best efforts, all or none” basis by the Company and the Placement Agent, with respect to the initial $10,000,000 of Units (the “Minimum Offering”), during an offering period commencing on November 15, 2006 (the “Commencement Date”) and continuing until December 15, 2006 (the “Offering Period”). If the Minimum Offering is not reached, the Offering will terminate on December 15, 2006 (unless extended by the Company to no later than January 16, 2007) and all funds will be returned without interest or deduction.  In the event the Minimum Offering is reached, the Offering will continue until the earlier of (i) the close of business (5:00 p.m. EST) on December 15, 2006 (unless extended by the Company to no later than January 16, 2007), (ii) termination by the Company, or (iii) completion of the sale of the Maximum Offering (“Final Closing”). Any subscription documents or funds received after the Final Closing will be returned.

All proceeds received from subscribers for the Units offered hereby will be deposited in a special non-interest bearing account (the “Escrow Account”) with Signature Bank and will be released to the Company against delivery by the Company to the Investors of certificates representing the Series C Preferred Stock and the AC Warrants and BC Warrants comprising the Units (each a “Closing” and each such date, “Closing Date”).

The Company plans to allocate the net proceeds of the Offering as indicated in the chart below.

Use	Amount of Offering Proceeds
Total Gross Proceeds	$10,000,000	$20,000,000
Placement Agent Commission	0	400,000
Total Net Proceeds (1)	10,000,000	19,600,000
Acquisition of Cedar Ridge’s 36.7% working interest in the Slater Dome Prospect	8,000,000	8,000,000
Well Drilling November 2006 (2)	670,000	1,300,000
Well Drilling Summer 2007 (3)	0	6,700,000
Working Capital	$1,330,000	$3,600,000

(1)
Represents deduction of (i) commission to the Placement Agent of eight percent (8%) of the gross proceeds received by the Company from the sale of Units which were sold by the Placement Agent  and (ii) expenses related to the offering of $3,000.  For purposes of the table above, it is assumed that the Placement Agent sold $5,000,000 of the gross proceeds received by the Company after the receipt of the minimum by the Company.

(2)	At the minimum, the Company expects to drill two additional wells at the Slater Dome Prospect in November 2006 (weather and Federal lease game restrictions permitting).
(3)
At the maximum, the Company expects to drill four additional wells at the Slater Dome Prospect in November 2006 (weather and Federal lease game restrictions permitting).  The Company also intends to drill 20 wells in the summer of 2007.

The amounts actually expended for each use are at the discretion of our Board of Directors and may vary significantly depending upon a number of factors, including future revenue growth and the amount of cash generated by the Company's operations.  Further, if the Board of Directors believes that the proposed uses of the proceeds are not in the best interests of the Company, the Board of Directors will decide how the proceeds will be used.

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC’s EDGAR system) to Investors its periodic and current reports, forms, schedules and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  These reports, forms, schedules, statements, documents, filings and amendments, including but not limited to the Company’s Form 10-KSB for the fiscal year ended February 28, 2006, Form 10-QSB for the quarter ended May 31, 2006 and Form 10-QSB for the quarter ended August 31, 2006 are collectively referred to as the "Disclosure Documents."  All references in this Subscription Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

 1.           Subscription.

Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase Units as set forth in the Investor Signature Page attached hereto.

If the Offer is accepted, the Units shall be paid for by the delivery of such amount by wire transfer or check payable to the order of “Signature Bank as Escrow Agent for New Frontier Energy, Inc.”, which is being delivered contemporaneously herewith.

Once a minimum of $10,000,000 in Units have been sold and proceeds of a minimum of $10,000,000 in cleared funds are on deposit in the Offering Account (the “Minimum Offering Date”) and such subscriptions are accepted by the Company, an initial closing will be held as soon as practicable thereafter.

Additional closings may be held at the discretion of the Company, at reasonable intervals during the Offering Period, but in no event later than the Final Closing.

2.           Conditions to Offer.

The Offering is made subject to the following conditions:  (i) that the Company shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; and (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement.

Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company and inclusion of this Subscription Agreement in a Closing.

3.           Representations and Warranties of the Undersigned.

The undersigned, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:

(A)           Organization; Authority.  The undersigned, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and otherwise to carry out its obligations hereunder.  The purchase by Investor of the Units hereunder has been duly authorized by all necessary action on the part of Investor.  This Subscription Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(B)           General Solicitation.  The undersigned is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(C)           Investor Status.  The undersigned represents that he (she or it) is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act.  In general, an "Accredited Investor" is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  In connection with a subscription hereunder, Investor will complete, execute and return the Statement of Accredited Investor attached hereto certifying such status.

(D)           Irrevocability of Subscription.  Subject to meeting the Minimum Offering, Investor agrees that the Investor’s subscription shall be irrevocable by Investor, and that, except as required by applicable law, Investor shall not be otherwise entitled to cancel, terminate or revoke this Subscription Agreement or any of Investor’s obligations hereunder.

(E)           No Additional Representations.  The Company has not made any other representations or warranties to the undersigned with respect to the Company except as contained herein.   The Company has not rendered any investment advice to the undersigned with respect to the Company.

(F)           Experience of Investor.  The undersigned has not authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction.  The undersigned has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Units.  The undersigned has consulted with such independent legal counsel or other advisers as he has deemed appropriate to assist the undersigned in evaluating his proposed investment in the Units.

(G)           Investor Finances.  The undersigned represents that he (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Units; (ii) can afford to (a) hold unregistered securities for an indefinite period of time as required and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.  The undersigned has sufficient liquid assets to sustain a loss of the undersigned's entire investment.

(H)           Access to Information.  The undersigned has reviewed the Disclosure Documents.  The undersigned has also been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Offering and the Units and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Units.  It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

(I)           Investment Decision.  Investor represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("Third Party Reports").  Investor understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(J)           Investor Representation.  The undersigned acknowledges that none of the Units, Shares or Warrant Shares have been registered under the Securities Act in reliance on an exemption for transactions by an issuer not involving a public offering, and further understands that the undersigned is purchasing the Units without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Act.  The undersigned further acknowledges that this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

(K)           No Distribution.  The Units being subscribed for are being acquired solely for the account of the undersigned and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.  By such representation, the undersigned means that no other person has a beneficial interest in the Units (or Underlying Shares) subscribed for hereunder, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith.  The undersigned does not intend to dispose of all or any part of the Units (or Underlying Shares) except in compliance with the provisions of the Act and applicable state securities laws and understands that the Units are being offered pursuant to a specific exemption under the provisions of the Act, which exemption depends, among other things, upon compliance with the provisions of the Act.

(L)           Restrictions on Transfer.  Unless the Shares or the Warrant Shares are subject to an effective registration statement, the undersigned further represents and agrees that the undersigned will not sell, transfer or otherwise dispose of or encumber the Units (or underlying Shares or Warrant Shares) unless prior to any such sale, transfer, disposition or encumbrance, the undersigned will, if requested, furnish the Company and its transfer agent with an opinion of counsel satisfactory to the Company in form and substance that registration under the Act or applicable state securities laws is not required. Notwithstanding the foregoing, no consent of the Company shall be required for the undersigned to pledge the Units or underlying securities with a registered broker-dealer in a margin account.

(M)           Restrictive Legend.  The undersigned hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Series C Preferred Stock, Warrants, Shares and Warrants Shares, if required in compliance with federal and state securities laws:

"These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state.  They may not be sold, offered for sale or hypothecated in the absence of a registration statement in effect with respect to the securities under such act or an opinion of counsel reasonably satisfactory to the company that such registration is not required pursuant to a valid exemption therefrom under the Securities Act.

(N)           Forward Looking Statements. The undersigned understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(O)           Insufficient Number of Authorized Shares of Common Stock.  In the event that the Units are sold at the Maximum Offering, the Investor acknowledges and agrees that the Company will have an insufficient number of authorized common shares to reserve the required shares that it may be obligated to issue upon the conversion of the Class C Preferred Shares and the exercise of the AC Warrants and the BC Warrants.  Pursuant to Section 5(D) below, the Company will seek shareholder approval from the holders of the Common Stock and the Series B Preferred Stock to increase the authorized number of shares of Common Stock.  Investor acknowledges and agrees that there can be no assurance that the Company will obtain shareholder approval from the holders of the Common Stock and the Series B Preferred Stock to increase the authorized number of shares of Common Stock.

(P)           Risks. The undersigned recognizes that an investment in the Units involves a number of significant risks, including those set forth in the Disclosure Documents under the caption “RISK FACTORS”.

(Q)           Accuracy of Statements. The undersigned understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Investor hereby consents to such reliance.

(R)           Subscription by Placement Agent.  The undersigned acknowledges that the Placement Agent, its affiliates and/or its beneficial owners may subscribe for Units.

The undersigned certifies that each of the foregoing representations and warranties set forth in subsection (A) through (R) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

                 4.           Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties to the Investors:

(A)           Organization and Qualification. The Company is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents.

(B)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the Offering.  The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and its shareholders and no further consent or action is required by the Company, other than the Required Approvals.  This Subscription Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

(C)           No Conflicts.  The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Subscription Agreement (any of (a), (b) or (c), a “Material Adverse Effect”).

(D)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than (i) the filing with the Commission of the Registration Statement, (ii) the filing with the Commission of a Form D pursuant to Commission Regulation D, (iii) applicable Blue Sky filings, (iv) the filing of the Certificate of Designations with the Colorado Secretary of State, (v) the steps set forth in Section 5(D) to request approval of the increase in authorized Common Stock (if applicable), and (vi) the filing of an amendment to the Company’s Articles of Incorporation reflecting the increase in authorized Common Stock (if applicable)  (collectively, the “Required Approvals”).

(E)           Issuance of the Securities.  The Units, and each component or underlying security, are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, and not subject to any preemptive rights. The Company will reserve a number of shares of Common Stock required for issuance of the Shares and, to the extent that sufficient shares are available out of its authorized and unreserved Common Stock, the Company will reserve a number of shares of Common Stock required for issuance of the Warrant Shares and Dividend Shares (calculated assuming the maximum amount of all dividends over the three year term of the Series C Preferred Stock are paid in Common Stock).  If the Company’s authorized and unreserved Common Stock is insufficient for the Company to reserve all of the shares of Common Stock required for issuance of the Warrant Shares and Dividend Shares, the Company will request that its authorized Common Stock be increased pursuant to Section 5(d) below.  If the increase in authorized Common Stock is approved and effected, the Company will immediately thereafter reserve a number of shares of Common Stock required for issuance of the Warrant Shares and the Dividend Shares that had not already reserved.

(F)           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Documents.

(G)           SEC Reports; Financial Statements.  The Company has filed reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) in accordance with the time requirements of the Securities Act and the Exchange Act.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has advised Investor(s) that a correct and complete copy of each of the SEC Reports (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where Investor(s) may view the SEC Reports.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(H)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Company stock option or similar plans, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans or as set forth on Form 4 filed with the SEC on November 14, 2006 by each of three officers and directors of the Company.

(I)           Litigation.  Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Units or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is not and has not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws.  The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(J)           Insurance.  The Company currently maintains $1 million of liability insurance.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete and in the Company’s opinion provide reasonable coverage in light of its current operations. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(K)           Compliance.  Except as described in the Disclosure Documents, the Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in a Material Adverse Effect, (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(L)           Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Disclosure Documents, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(M)           Assets.  Except as set forth in the Disclosure Documents, the Company has good and marketable title in all real and personal property owned by them that is material to the business of the Company, in each case free and clear of any liens, encumbrances or other restrictions.  Any real property and facilities held under lease by the Company are held under valid, subsisting and enforceable leases of which the Company is in compliance.

(N)           Listing and Maintenance Requirements.  The Company’s Common Stock currently trades on the Nasdaq Over-the Counter Bulletin Board (OTCBB).  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the periodic SEC reporting requirements necessary to maintain trading on the OTCBB.

(O)           Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes Oxley Act of 2002 which are presently applicable to it. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to cash assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of August 31, 2006 (such date, the "Evaluation Date").  The Company presented in the Form 10-QSB for the period ended August 31, 2006 the conclusions of its certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-B under the Exchange Act).

(P)           Private Placement.  Assuming the accuracy of the Investor representations and warranties set forth in Section 3, to the Companies knowledge, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Investors as contemplated hereby.

(Q)           Related Party Transactions.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(R)           Disclosure.  The disclosures provided to Investor in this Subscription Agreement and in the Disclosure Documents, including all of the SEC Reports, regarding the Company, its business, and the transactions contemplated by this Offering, at the time such disclosures were made, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Subscription Agreement.

(S)           No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in this Subscription Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would, to the knowledge of the Company, cause this Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions.

(T)           Solvency.  Based on the financial condition of the Company as of each Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Units hereunder, the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; together with the Company’s current cash flow, in the event of a liquidation, to the Company’s best estimate, the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  As of each Closing Date, the Company has not materially increased its indebtedness.

(U)           No Takeover Protections.  The Company confirms that there are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Subscription Agreement, including without limitation as a result of the Company’s issuance of the Units and the Investor’s ownership of the Units and Underlying Shares.

(V)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(W)           No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising.  The Company has offered the Units for sale only to each Investor in the Offering and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(X)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(Y)           Accountants and Lawyers.  The Company’s accountants are set forth in the SEC Reports.  To the Company’s knowledge, such accountants are a registered public accounting firm as required by the Securities Act.  There are no disagreements of any kind presently existing between the accountants and lawyers formerly or presently employed by the Company, that would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

5.           Covenants of the Company.

                (A)           Board Approval.  The Company has held a meeting of its board of directors (“Board”) which authorized the issuance of the Units in this Offering.

                (B)           Registration Rights.  The Company grants registration rights to the Investor(s) under the following terms and conditions:

(1)           The Company will prepare and file, at its own expense, within ninety (90) days of the Final Closing, a registration statement under the Securities Act (the “Registration Statement”) with the Commission sufficient to permit the non-underwritten public offering and resale of the Shares, Warrant Shares, and Dividend Shares (collectively, as subject to adjustment as set forth in Section 5(C) below, the “Registrable Securities”) through the facilities of all appropriate securities exchanges, if any, on which the Company's Common Stock is being sold or on the over-the-counter market if the Company's Common Stock is traded thereon.

(2)           Except as provided for herein, the Company will use its reasonable best efforts to cause such Registration Statement to become effective within one hundred and eighty (180) days from the Final Closing or, if earlier, within five (5) business days of Commission clearance to request acceleration of effectiveness.  The number of shares designated in the Registration Statement to be registered shall include all of the Registrable Securities and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission.  The Company will notify the Investors of the effectiveness of the Registration Statement within two (2) business days of such event.  In the event that the number of shares so registered shall prove to be insufficient to register the resale of all of the Registrable Securities, then the Company shall be obligated to file, within thirty (30) days of notice from any Investor, a further Registration Statement registering such remaining shares and shall use its reasonable best efforts to prosecute such additional Registration Statement to effectiveness within ninety (90) days of the date of such notice.

(3)            The Company will maintain the Registration Statement or post-effective amendment filed under the terms of this Subscription Agreement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iii) all Registrable Securities may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company or outside counsel reasonably acceptable to the Company and the Investor (the “Effectiveness Period”).

(4)            If, at any time during which the Registration Statement required by Section 5(B)(1) and 5(B)(2) above is not effective, the Company shall determine to proceed with the preparation and filing of a separate registration statement pursuant to the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a post effective amendment to a registration statement or a registration statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to all the Investors.  Upon receipt of a written request from any Investor, within thirty (30) days after receipt of any such notice from the Company, the Company will cause all such Registrable Securities requested by the Investor to be included in such registration statement, all to the extent required to permit the sale or other disposition by such Investors, of such shares.  The obligation of the Company under this Section 5(B)(4) shall be unlimited as to the number of registration statements to which it applies, unless the Effectiveness Period has ended.  The Company will notify the Investor of the date of effectiveness of any registration statement in which such Investor is included within two (2) business days of such event.

(5)           All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement, in making filings with NASD or NASDR (including, without limitation, pursuant to NASD Rule 2710) and in complying with applicable federal securities and Blue Sky laws (including, without limitation, all attorneys’ fees of the Company) shall be borne by the Company.  The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel.  The Company shall use its reasonable best efforts to qualify any of the Securities for sale in such states as any Investor reasonably designates and shall furnish indemnification.  However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process.  The Company at its expense will supply the Investors with copies of the applicable Registration Statement and any prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investors.

(6)           In the event a registration statement is not effective at any time after one year following the Final Closing date (other than an Allowed Delay, as defined in Section 5(B)(7)(ii) below), the AC Warrants and the BC Warrants shall become exercisable pursuant to a cashless exercise feature.  At such time, the Company shall cause its counsel to issue such legal opinions as may be reasonably requested by the Investors in connection with any sales of the Shares or the Warrant Shares in accordance with Rule 144 under the Securities Act, within 5 business days of request therefor, without charge to the Investors.  In addition, the Investors shall be entitled to unlimited piggyback registration rights under Section 5(B)(4) above.  At all times after one (1) year following the Final Closing Date, the Company will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Registrable Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any such similar rule which may then be in effect.

(7)           In the case of each registration effected by the Company pursuant to any section herein, the Company will keep each Investor advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will:

 (i)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such registration statement;

(ii)           Notify the Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the shareholders, prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investors, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; provided that, for not more than five (5) consecutive business days (or a total of not more than thirty (30) calendar days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company the public disclosure of which at the time is not, in the good faith opinion of the Company in the best interests of the Company and which may, based on the written advice of outside counsel, be delayed under applicable law or regulation (an “Allowed Delay”); provided, further, that the Company shall promptly (i) notify each Investor in writing of the existence of (but in no event, without the prior written consent of such Investors, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise each Investor in writing to cease all sales under such registration statement until the termination of the Allowed Delay;

(iii)           Use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof;

(iv)           If NASD Rule 2710 requires any broker-dealer to make a filing prior to executing a sale of Registrable Securities by an Investor, make an Issuer Filing with the NASD Corporate Financing Department pursuant to NASD Rule 2710 and respond within five business days to any comments received from NASD in connection therewith.

(v)           Cause all shares of Common Stock which are registered in accordance with the provisions herein, to be listed or included for quotation on each exchange or marketplace on which the Company’s shares of Common Stock are then listed or included for quotation;

(vi)           Provide a transfer agent and registrar for all Registrable Securities and CUSIP number for all Registrable Securities in each case not later than the effective date of such Registration Statement;

(vii)           Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission; and

(viii)           Except pursuant to applicable law, cause certificates evidencing the Registrable Securities to not contain any legend: (i) while a Registration Statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Registrable Securities pursuant to Rule 144, or (iii) if such Registrable Securities are eligible for legend removal under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission); provided, however, in connection with the issuance of the Shares, Warrant Shares, or Dividend Shares, Investor hereby agrees to adhere to and abide by all prospectus delivery requirements under the Securities Act and rules and regulations of the Commission. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effectiveness of the Registration Statement (in the case of item (i) herein) or upon request of the Investor (in the case of items (ii), (iii) or (iv) herein) if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of a Series C Preferred Stock, AC Warrant, or BC Warrant is converted or exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 5(B)(9)(vii), it will, no later than three business s days following the delivery by Investor to the Company’s transfer agent of a certificate representing Registrable Securities accompanied by appropriate stock power or other required documentation, as applicable, issued with a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends, in each case without charge to the Investor other than customary transfer fees which may be charged by the transfer agent or broker-dealer. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5(B)(9)(viii).  Without limiting the Investor’s other legal remedies, the Company shall immediately upon demand reimburse the Investor for the cost and losses occasioned by any buy-in resulting from the Company’s failure to timely deliver unlegended share certificates.

(8)           To the extent Investor includes any Shares, Warrant Shares or Dividend Shares in a registration statement pursuant to the terms hereof, the Company will indemnify and hold harmless Investor, its directors and officers, and each person, if any, who controls Investor within the meaning of the Securities Act, from and against, and will reimburse Investor, its directors and officers and each controlling person with respect to, any and all loss, damage, liability, cost and expense to which Investor or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any such controlling person in writing specifically for use in the preparation thereof.

(9)           The Investor will cooperate with the Company in connection with this Subscription Agreement, including timely supplying all information and executing and returning the Selling Securityholder Questionnaire attached hereto and all other documents requested by the Company which are required to enable the Company to perform its obligations to register the Shares, the Warrant Shares, and the Dividend Shares (which shall include all information regarding the Investor and proposed manner of sale of securities required to be disclosed in any registration statement filed in accordance with this Section 5).

(10)           The Company shall have no obligation to register the Registrable Securities pursuant to this Section 5 if the Company receives a comment letter on a registration statement filed with the Securities and Exchange Commission registering the Registrable Securities in which the Securities and Exchange Commission indicates that the transaction may not be eligible to be made on a continuous or delayed basis pursuant to Rule 415.

              (C)           Certain Adjustments.  The Series C Preferred Stock, the Shares, the AC Warrants the BC Warrants, the Warrant Shares, and the Dividend Shares shall receive customary adjustment in connection with forward or reverse stock splits, stock dividends, recapitalizations, reclassification, mergers or consolidations and the like.  In addition, the Class C Preferred Stock and Dividend Shares will have certain weighted-average anti-dilution rights for issuances below $1.05 per share as described in the Certificate of Designation, the AC Warrants will have certain weighted-average anti-dilution rights for issuances below $1.50 per share as described in the form of AC Warrant, and the BC Warrants will have certain weighted-average anti-dilution rights for issuances below $2.00 per share as described in the form of BC Warrant. Certain share issuances are specifically excluded from this anti-dilution adjustment provision as set forth in the form of Certificate of Designation, form of AC Warrant and form of BC Warrant.

              (D)           Increase in Authorized Number of Shares.  In the event that the Company has an insufficient number of authorized Common Stock to reserve the required shares for the issuance of all of the Shares, Warrant Shares, and Dividend Shares (assuming the maximum amount issuable), the Company shall use its reasonable best efforts to file a preliminary proxy statement on Schedule 14A within 15 days of the Final Closing and a definitive proxy statement on Schedule 14A within 15 days thereafter, in which the Company shall seek the approval of its shareholders to increase its authorized Common Stock to a minimum of 150,000,000 shares, and shall hold a meeting of its shareholders to vote on such matter, which may be its regular annual meeting or a special meeting, within 75 days of the Final Closing. Additionally, if required, the Company shall seek approval from the holders of its Series B Preferred Stock for such amendment, within 75 days of the Final Closing.  The Company’s Board shall unanimously recommend to the shareholders of Common Stock and, if required, the holders of Series B Preferred Stock, that they vote in favor of such proposal, and the Company shall use all efforts the Company’s Board determines to be commercially reasonable to solicit proxies in favor of such proposal and to secure such favorable vote.  If the proposal is approved, the Company shall amend its Articles of Incorporation to reflect the new amount of authorized shares within two business days of such favorable vote.  The Company cannot assure a favorable vote and makes no representation that one will be achieved.

6.           Other Agreements of the Company and the Investor.

              (a)           Right to Pledge.  The Company acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Units, Shares or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Subscription Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Units, Shares or Warrant Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Any Investor pledging some or all of the Units, Shares or Warrant Shares shall provide written notice to the Company within 5 business days of such pledge.  At Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of such securities may reasonably request in connection with a pledge or transfer of the Series C Preferred Stock, Shares, AC Warrants, BC Warrants, or Warrant Shares.

              (b)           Furnishing of Information.  Until the later of (i) five (5) years from the Final Closing after such date or (ii) the date that all Series C Preferred Stock, AC Warrants, and BC Warrants issued in the Offering have been converted, exercised, redeemed or expired, and all Registrable Securities have been sold, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

              (c)           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the Offering or, if then listed or quoted on a trading market, that would be integrated with the Offering for purposes of the rules and regulations of any trading market.

              (d)           Exercise Procedures.  The form of Notice of Conversion included in the Certificate of Designations and form of Notice of Exercise included in the AC Warrant and BC Warrant each set forth the totality of the procedures required of the Investor in order to convert its Series C Preferred Stock and exercise its AC Warrant and BC Warrant, respectively.  No additional legal opinion or other information or instructions shall be required of the Investor to convert its Series C Preferred Stock or exercise its AC Warrant or BC Warrant.  The Company shall honor conversions of the Series C Preferred Stock and exercises of the AC Warrants and BC Warrants and shall deliver the underlying Shares, Warrant Shares, or Dividend Shares (if applicable), respectively, in accordance with the terms, conditions and time periods set forth in this Subscription Agreement and the Certificate of Designations and the form of AC Warrant and BC Warrant.

              (e)           Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Series C Preferred Stock, Shares, Warrants, Warrant Shares, or Dividend Shares (if applicable) or under any other agreement between the Company and the Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

              (f)           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information (other than information regarding this Offering), unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

              (g)           Transfer and Tradability of the Shares, Warrant Shares, and Dividend Shares.  The Company shall provide a transfer agent and registrar for all shares of its Common Stock, including the Shares, Warrant Shares, and Dividend Shares (if applicable) at least until such time as all the Shares, Warrant Shares, and Dividend Shares (if applicable) have been sold.  If listed on a nationally recognized  exchange or marketplace, the Company shall cause all shares of Common Stock which are registered in accordance with the provisions of Section 5 above to be listed or included for quotation on each exchange or marketplace on which the Company’s shares of Common Stock are then listed or included for quotation (or a superior marketplace as may be applicable in the future) at least until the later of (i) five (5) years from the Final Closing and (ii) such time as all the Shares, Warrant Shares, and Dividend Shares have been sold by all of the Investors in the Offering and there are no Series C Preferred Stock, AC Warrants, or BC Warrants outstanding and unconverted or unexercised.

             (h)           Future Priced Securities.  From the date hereof until the date that less than 20% of the BC Warrants remain outstanding and unexercised, the Company shall be prohibited from effecting or entering into an agreement to effect any financing involving a “Variable Rate Transaction” unless the Company obtains express written consent and authorization from the holders of at least fifty-one (51%) percent of the then-outstanding and unexercised AC Warrants and BC Warrants.  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to standard anti-dilution provisions).

              (i)           Equal Treatment of Investors.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of such Person’s Subscription Agreement unless the same consideration is also offered to all Investors in the Offering.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and shall not in any way be construed as the investors in the Offering acting in concert or as a group with respect to the purchase, disposition or voting of the Series C Preferred Stock, Shares, AC Warrants, BC Warrants, Warrant Shares, Dividend Shares or otherwise.

7.           Specific State Legends.

                FOR NEW HAMPSHIRE RESIDENTS ONLY:  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING.  NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION.  IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FOR FLORIDA RESIDENTS ONLY: EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER.  WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON.  TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS SUBSCRIPTION AGREEMENT INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY.  IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED.  IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR GEORGIA RESIDENTS ONLY THE SECURITIES OFFERED HEREBY ARE BEING ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT

FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

7.           Miscellaneous.

(a)           Termination.  The Investor agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the Investor made hereunder other than as set forth herein, and that this Subscription Agreement shall survive the death or disability of the Investor.  If the Company elects to cancel this Subscription Agreement, in whole or in part, provided that it returns to the Investor, without interest and without deduction, all sums paid by the Investor (or such rejected portion thereof), this Offer shall be null and void and of no further force and effect with respect to such rejected amount, and no party shall have any rights against any other party hereunder with respect to such rejected amount.

(b)           Entire Agreement.  This Subscription Agreement, together with the schedules and exhibits hereto, contains the entire understanding of the Company and the Investor with respect to the subject matter hereof.

(c)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail (e-mail) at the facsimile number or e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be to the Investor at his address set forth on the Investor Signature Page, if to the Placement Agent at 100 Wall St, 7th Floor, New York, NY 10005, or if to the Company at the address set forth above.

(d)           Amendments; Waivers.  No provision of this Subscription Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Investor in the Offering or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Subscription Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Investor, the Investor does not thereby or in any manner waive any rights granted to the Investor under federal or state securities laws.

(e)           Construction.  The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(f)           Successors and Assigns.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of each Investor in the Offering.  Investor may assign any or all of its rights under this Subscription Agreement to any Person to whom Investor assigns or transfers any of the Series C Preferred  Stock, Shares, AC Warrants, BC Warrants, Warrant Shares, or Dividend Shares, provided such transferee agrees in writing to be bound, with respect to such transferred securities, by the provisions hereof that apply to the Investor.

(g)           No Third-Party Beneficiaries.  This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts in Denver, Colorado.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Denver, Colorado, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Subscription Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. (i)Survival.  The representations and warranties contained herein shall survive each Closing Date and the delivery and/or exercise of the Units and Underlying Shares, as applicable for the applicable statue of limitations for a period of eighteen (18) months from the date hereof.

(j)           Execution.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(k)           Severability.  If any provision of this Subscription Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Subscription Agreement.

(l)           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Subscription Agreement, whenever Investor exercises a right, election, demand or option under this Subscription Agreement or the Warrant, and the Company does not timely perform its related obligations within the periods therein provided, then Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant, Investor shall be required to return any shares of Common Stock subject to any such rescinded exercise notice.

(m)           Replacement of Securities.  If any certificate or instrument evidencing any Series C Preferred Stock, Shares, AC Warrants, BC Warrants, Warrant Shares or Dividend Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.

(n)           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under this Subscription Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(o)           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under this Subscription Agreement is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(p)           Payment Set Aside. To the extent that the Company makes a payment or payments to Investor pursuant to this Subscription Agreement or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

INVESTOR SIGNATURE PAGE FOR NEW FRONTIER ENERGY, INC. SUBSCRIPTION AGREEMENT
Please print or type, Use ink only. (All Parties Must Sign)

The undersigned investor hereby certifies that he (i) has received and relied solely upon the Disclosure Documents, this Subscription Agreement and their respective exhibits and schedules, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth herein and (iv) is a resident of the state or foreign jurisdiction indicated below.

Dollar Amount of Units Subscribed for: $______________________  ($50,000 Units)

Name of Investor (Print)

Name of Joint Investor (if any) (Print)

Signature of Investor

Signature of Joint Investor (if any)

Capacity of Signatory (if applicable)

Social Security or Taxpayer Identification Number

Investor Address:

Street Address

City                                          State          Zip Code

Telephone: (        )           Fax: (      )

Email

Instructions for Delivery of Securities:

☐   Deposit to my Westminster brokerage account

☐   Deliver to the address above

Broker:
   ☐    Westminster Registered Rep.

If other than individual check one and indicate capacity of signatory under the signature:
☐   Trust
☐   Estate
☐   Uniform Gifts to Minors Act, State of __________
☐   Attorney-in-fact
☐   Corporation
☐   Other

If Joint Ownership, Check one:
☐   Joint Tenants with Right of Survivorship
☐   Tenants in Common
☐   Tenants by the Entirety
☐   Community by Property

Backup Withholding Statement:
☐   Please check this box only if the investor is subject to backup withholding

Foreign Person:
☐   Please check this box only if the investor is a  nonresident alien, foreign corporation, foreign   partnership, foreign trust or foreign estate

Country                      Passport #

ID #                             ID Type

☐ Deliver to an alternate address:

☐    Other Investor Representative:

The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless, the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

THE SUBSCRIPTION FOR UNITS OF NEW FRONTIER ENERGY, INC. BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS ________ DAY OF ______________________, 2006.

                                                                           NEW FRONTIER ENERGY, INC.

                                                                           By:_____________________________________
                                                                           Name:  Paul G. Laird
                                                                           Title:    President